Exhibit 99.1

Personalis Reports Third Quarter 2019 Financial Results

MENLO PARK, Calif. – November 13, 2019 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for cancer, today reported financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Highlights

•	Record revenues of $17.2 million in the third quarter of 2019, versus $11.7 million in the third quarter of 2018, an increase of 47%

•	Received a new $38.1 million task order from the VA’s Million Veteran Program, increasing our unfulfilled orders with the VA MVP to approximately $82.5 million

•	Announced important customer and partner relationships, including agreements with Invectys, the University of New Mexico and the New Mexico Cancer Care Alliance

“I’m very pleased that we again achieved record quarterly revenues and grew 47% over the third quarter of last year. In September, we received a new order from the VA’s Million Veteran Program, which increased our cumulative orders received to date from the VA MVP to approximately $145 million,” said John West, Chief Executive Officer. “In addition, many of our biopharmaceutical and prospective customers are actively evaluating our new platform ImmunoID NeXT™ and feedback has been resoundingly positive. We continue to anticipate ramping revenue volume of the NeXT platform increasingly throughout 2020.”

Third Quarter 2019 Financial Results

Revenues were $17.2 million in the three months ended September 30, 2019, up 47% from $11.7 million in the same period of the prior year.  Third quarter revenue growth was driven by an increase in volume for testing and analytical services provided to the U.S. Department of Veterans Affairs Million Veteran Program (VA MVP). In the third quarter, the VA MVP accounted for $12.9 million, or 75%, of revenues and the remaining $4.3 million, or 25%, was from biopharma and all other customers.

Gross margin was 32.8% for the three months ended September 30, 2019, compared with 38.5% in the same period of the prior year.

Operating expenses were $11.4 million for the three months ended September 30, 2019, compared with $6.2 million in the same period of the prior year.

Net loss was $6.9 million for the three months ended September 30, 2019 and net loss per share was $0.22 based on a weighted-average basic and diluted share count of 31.1 million, compared with a net loss of $3.6 million and a net loss per share of $1.19 on a weighted-average basic and diluted share count of 3.1 million last year.

Cash, cash equivalents, and short-term investments were $127.3 million as of September 30, 2019.

2019 and 2020 Outlook

Personalis expects full year 2019 revenues to be in the range of $64.5 million to $65.0 million, and full year 2020 revenues to be in the range of $77.5 million to $83.5 million.

Webcast and Conference Call Information

Personalis will host a conference call to discuss the third quarter financial results after market close on Wednesday, November 13, 2019 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone (866) 220-8061 for U.S. callers or (470) 495-9168 for international callers, using conference ID: 8749318. The live webinar can be accessed at https://investors.personalis.com.

About Personalis, Inc.

Personalis, Inc. is a growing cancer genomics company transforming the development of next-generation therapies by providing more comprehensive molecular data about each patient’s cancer and immune response. The company’s NeXT™ Platform is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers with information on all of the approximately 20,000 human genes, together with the immune system, from a single tissue sample. Personalis also provides genomic information to the VA Million Veterans Program as part of their goal to sequence over a million veteran genomes. The Personalis Clinical Laboratory is GxP aligned as well as CLIA’88-certified and CAP-accredited. For more information, please visit www.personalis.com and follow Personalis on Twitter (@PersonalisInc).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties and other factors relate to, among others:  the timing of tissue sample receipts from customers, which can materially impact revenue quarter over quarter; the evolution of cancer therapies and market adoption of our services; and our expectations regarding future performance, including 2019 and 2020 revenues.  In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 20, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, that will be filed following this earnings release.  All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date.  Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof.  We undertake no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Havlek

pr@personalis.com

www.personalis.com

650-752-1300

PERSONALIS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues	$17,153	$11,654	$47,053	$24,617
Costs and expenses
Costs of revenues	11,524	7,173	31,538	17,641
Research and development	5,303	3,574	15,045	10,023
Selling, general and administrative	6,056	2,658	15,692	7,575
Total costs and expenses	22,883	13,405	62,275	35,239
Loss from operations	(5,730)	(1,751)	(15,222)	(10,622)
Interest income	756	83	1,040	215
Interest expense	(204)	(455)	(1,133)	(1,650)
Loss on debt extinguishment	(1,704)	(1,336)	(1,704)	(4,658)
Other (expense) income, net	(2)	(180)	(1,415)	389
Loss before income taxes	(6,884)	(3,639)	(18,434)	(16,326)
Provision for income taxes	(1)	(2)	(5)	(5)
Net loss	$(6,885)	$(3,641)	$(18,439)	$(16,331)
Net loss per share, basic and diluted	$(0.22)	$(1.19)	$(1.35)	$(5.33)
Weighted-average shares outstanding, basic and diluted	31,133,683	3,065,256	13,613,444	3,062,464

PERSONALIS, INC.

SUPPLEMENTAL REVENUE INFORMATION (unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
VA MVP	$12,912	$6,520	$29,791	$12,472
All other customers	4,241	5,134	17,262	12,145
Total	$17,153	$11,654	$47,053	$24,617

PERSONALIS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share data)

	September 30,	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$87,013	$19,744
Short-term investments	40,263	—
Accounts receivable, net	4,445	4,457
Inventory and other deferred costs	4,604	3,432
Prepaid expenses and other current assets	3,973	1,926
Total current assets	140,298	29,559
Property and equipment, net	15,215	11,452
Operating lease right-of-use assets	2,154	—
Other long-term assets	2,024	659
Total assets	$159,691	$41,670
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$7,764	$6,565
Accrued and other current liabilities	5,899	3,392
Contract liabilities	33,726	42,897
Short-term debt	—	4,996
Total current liabilities	47,389	57,850
Redeemable convertible preferred stock warrant liability	—	683
Other long-term liabilities	910	121
Total liabilities	48,299	58,654
Commitments and Contingencies
Redeemable convertible preferred stock	—	89,404
Stockholders’ equity (deficit)
Common stock, $0.0001 par value — 200,000,000 shares authorized and 31,142,643 shares issued and outstanding as of September 30, 2019; 102,700,000 shares authorized and 3,085,307 shares issued and outstanding as of December 31, 2018	3	1
Additional paid-in-capital	245,362	9,131
Accumulated other comprehensive loss	(29)	(15)
Accumulated deficit	(133,944)	(115,505)
Total stockholders’ equity (deficit)	111,392	(106,388)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$159,691	$41,670